UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2026

Keel Infrastructure Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40370	41-4266374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, Suite 1075, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (929)-264-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KEEL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2026, Keel Infrastructure Corp. (the “Company”) appointed Ganesh Aiyer, age 55, as President, effective July 6, 2026. Mr. Aiyer will report directly to the Company’s Chief Executive Officer. Mr. Aiyer most recently served as Chief Business Officer at Digital Realty Trust, one of the largest data center REITs in the world that owns and operates over 300 data centers across 25 countries, since 2019. At Digital Realty, Mr. Aiyer led global commercial strategy and business operations spanning hyperscale, cloud, enterprise and channel customers. Prior to that role, Mr. Aiyer held senior executive roles at Schneider Electric and Dell Technologies, driving large-scale growth, sales, and go-to-market strategies across the full data center infrastructure stack.

In connection with Mr. Aiyer’s appointment, Backbone Hosting Solutions (USA) Inc., a subsidiary of the Company, entered into an employment agreement with Mr. Aiyer, dated July 5, 2026 (the “employment agreement”), and the Company has guaranteed the obligations of Backbone Hosting Solutions (USA) Inc. under the agreement. The employment agreement provides that Mr. Aiyer’s employment is at-will. Mr. Aiyer will receive an annual base salary of USD $500,000, less statutory deductions and withholdings, payable bi-weekly in accordance with the Company’s usual payroll practices, and subject to annual review. Capitalized terms used but not defined in this report have the meanings ascribed to them in the employment agreement.

Mr. Aiyer will be eligible to participate in the Company’s short-term incentive plan, with a target annual bonus opportunity equal to one hundred percent (100%) of his annual base salary, with performance measured based on seventy-five percent (75%) corporate KPIs and twenty-five percent (25%) individual KPIs. Bonuses under the short-term incentive plan are payable annually in cash based on achievement of pre-established corporate and individual performance objectives, are prorated for the first year of employment based on time of service, are earned and payable only upon completion of the relevant fiscal year and are subject to the applicable short-term incentive plan document and the Company’s clawback policy as in effect from time to time.

Mr. Aiyer will be eligible to participate in the Company’s annual long-term incentive plan beginning in 2027, as determined at the sole discretion of the Company and its Board of Directors and pursuant to the terms and conditions of the Company’s long-term incentive plan. Subject to approval by the Board of Directors, on or around July 9, 2026, Mr. Aiyer will receive a one-time grant of one hundred thousand (100,000) stock options, which will fully vest in January 2027, and restricted stock units with a value of USD $1,500,000, which will vest fifty percent (50%) in January 2027, twenty-five percent (25%) in July 2027 and twenty-five percent (25%) in January 2028. Awards under the long-term incentive plan may include stock options, restricted stock units, performance stock units or other equity-based awards, and will be subject to the applicable plan documents, vesting schedules, performance conditions, award agreements and applicable laws and regulations.

Mr. Aiyer will be eligible to participate in the Company’s health plan effective from the first day of the month following his July 6, 2026 employment start date, subject to applicable eligibility requirements, with the Company paying a portion of plan premiums and Mr. Aiyer responsible for the balance of premiums and any selected plan upgrades. Mr. Aiyer will also be eligible to participate in the Company’s 401(k) or other group retirement savings plan, subject to the terms and conditions of the governing plan document. The employment agreement also provides for paid vacation, sick time and flexible time in accordance with the Company’s applicable paid time off policies, reimbursement of reasonable business expenses in accordance with the Company’s travel and expense policy, reimbursement of reasonable costs related to the use of Mr. Aiyer’s personal cell phone for Company-related activities or the option to request a Company-provided cell phone and, if required as part of his day-to-day responsibilities, use of an assigned Company vehicle.

If Mr. Aiyer’s employment is terminated by the Company without Cause or by Mr. Aiyer for Good Reason, he will be entitled to accrued benefits and, subject to execution and non-revocation of a general release of claims, separation entitlements under the employment agreement. If Mr. Aiyer has completed at least six (6) months of employment, those separation entitlements include severance pay equal to twelve (12) months of base salary, plus two (2) additional months for each completed year of service, capped at a total of eighteen (18) months, payable in a lump sum within twenty (20) days after the later of receipt of an executed release or expiration of any revocation period under the executed release. The separation entitlements also include any unpaid annual bonus under the short-term incentive plan for the year prior to the year of termination, based on actual achievement of individual and corporate performance, and a pro-rata bonus under the short-term incentive plan for the year of termination, based on actual achievement of individual performance and 100% achievement of corporate performance, payable at the same time bonuses for such year are paid to other senior executives of the Company or on the first payroll date after the sixtieth (60th) day following the termination date, whichever is later. In addition, upon such a termination, unvested equity will vest in accordance with the terms of the long-term incentive plan then in effect as of the date one year prior to Mr. Aiyer’s separation, and, subject to timely election of COBRA continuation coverage and continued eligibility, Mr. Aiyer will be entitled to continued participation in the Company’s health plan at the Company’s expense for the duration of the severance period, subject to cessation if he obtains other employment that offers group health benefits.

If Mr. Aiyer experiences a Qualified Change of Control Termination, defined as a termination by the Company without Cause, other than due to death or Disability, or by Mr. Aiyer for Good Reason, within eighteen (18) months following or in the six (6) months preceding a Change of Control, he will be entitled to accrued benefits and the Qualified Change of Control Termination Entitlements under the employment agreement. Those entitlements include severance pay equal to twenty-four (24) months of base salary. They also include any unpaid annual bonus under the short-term incentive plan for the year prior to the year of termination, based on 200% of individual and corporate performance, and a pro-rata bonus under the short-term incentive plan for the year of termination, based on actual achievement of individual performance and 200% achievement of corporate performance, payable at the same time bonuses for such year are paid to other senior executives of the Company or on the first payroll date after the sixtieth (60th) day following the termination date, whichever is later. Upon a Qualified Change of Control Termination, unvested equity will vest in accordance with the terms of the long-term incentive plan then in effect as of the date one year prior to the Qualified Change of Control, and, subject to timely election of COBRA continuation coverage and continued eligibility, Mr. Aiyer will be entitled to continued participation in the Company’s health plan at the Company’s expense during the Qualified Change of Control severance period, subject to cessation if he obtains other employment that offers group health benefits.

The employment agreement is also contingent upon satisfactory completion of standard background checks, execution of the confidentiality, non-solicitation, non-competition and intellectual property agreement and proof of authorization to work in the United States.

There are no family relationships between Mr. Aiyer and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Aiyer and any other person pursuant to which Mr. Aiyer was selected as President. Mr. Aiyer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 6, 2026, the Company issued a press release announcing the appointment described herein. A copy of the press release is attached to this report as Exhibit 99.1 and is hereby incorporated by reference.

The information set forth in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keel Infrastructure Corp.
(Registrant)

Date: July 6, 2026	By:	/s/ Rachel Silverstein
Rachel Silverstein
EVP, General Counsel and Corporate Secretary

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